Exhibit 99.1

Regal Entertainment Group Announces Amended Bank Facility and
Reduction in Quarterly Dividend

Knoxville, Tennessee – January 21, 2009 – Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced a modified capital strategy which includes an amended senior credit facility and a reduction to the Company’s quarterly dividend.

The amended senior credit facility provides greater flexibility both in terms of covenant levels and future financing opportunities allowing Regal greater latitude in optimizing its capital structure.

Regal’s Board of Directors also today declared a cash dividend of $0.18 per Class A and Class B common share, down from $0.30 per share in the prior quarter.  The dividend is payable on March 17, 2009 to stockholders of record on March 5, 2009.

“Regal is not under stress from debt commitments or loan maturities, our balance sheet is strong, and we are optimistic regarding the 2009 film slate,” stated Mike Campbell, CEO of Regal Entertainment Group.  “But we believe that the current environment requires a more conservative capital strategy and that these combined actions allow the Company to retain more capital for de-leveraging its balance sheet and other opportunities.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss its amended senior credit facility and dividend announcement on January 21, 2009 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.

A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #308801.

In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,801 screens in 552 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 25 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com